                                                                 EXHIBIT 10.50.2

                   MASTER MORTGAGE LOAN PURCHASING AGREEMENT

     THIS MASTER MORTGAGE LOAN PURCHASING AGREEMENT (the "Agreement") is made and dated as of August 26, 1993, by and between FIRST COLLATERAL SERVICES, INC., a corporation organized under the laws of California (the "Purchaser") and SUTTER MORTGAGE CORPORATION, a corporation organized under the laws of CALIFORNIA (the "Originator"):

                                   AGREEMENT

1.  Loan Purchases
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    (a) Loan Purchase Limit. On the terms and subject to the conditions set
        -------------------
forth herein, Purchaser agrees that it shall from time to time to the Maturity Date (as that term and capitalized terms not otherwise defined herein are defined in paragraph 9 below) purchase loans (the "Loan" or "Loans") from Originator in principal amounts not to exceed, in the aggregate at any time held by Purchaser, the lesser of:

        (1) the Loan Purchase Limit; or

        (2) the Warehouse Value.

    (b) Procedure for Request and Purchase of Loans.  The Originator shall
        -------------------------------------------
before each proposed purchase date complete and deliver a Loan Purchase Request in the form of Exhibit I hereto and accompanying required documents to Purchaser, as defined in the Commitment Letter and certify that said Loan is an Eligible Mortgage Loan. It is expressly agreed that Purchaser may from time to time purchase Loans hereunder by remitting funds in a manner and to a beneficiary, specified by Originator, and who is acceptable to Purchaser in its absolute discretion. Purchaser may reject and refuse to purchase any loan in its sole discretion for any reason whatsoever. Originator hereby covenants and agrees that Purchaser shall not be liable for transfer of funds to an incorrect account number, street address, or beneficiary, supplied by Originator or other party, or failure of transfer due to circumstances beyond the control of Purchaser. Originator agrees to indemnify Purchaser and hold Purchaser harmless from any claims or liabilities arising out of such mistake or error or failure of transfer due to circumstances beyond the control of Purchaser. The amount advanced by Purchaser to purchase such loans shall be called the Book Account Amount.

     (c) Book Account.  The Purchaser shall maintain an account on its books of
         ------------
all Loans purchased from Originator and not yet resold called a Book Account. The obligation of Originator to resell or to repurchase the Loans shall be evidenced by this account, and the outstanding amount shall be called the Book Account Amount. Not more frequently than once each month, Purchaser shall deliver a monthly statement of the Book Account containing the Book Account Amount to the Originator which monthly statement shall be deemed conclusively correct and accepted by Originator unless the Originator notifies Purchaser to the contrary within ten (10) business days following delivery of such statement to the Originator.

     (d) Loan Purchasing Fee. A Loan Purchasing Fee is due and payable upon
         -------------------
receipt by Originator of the monthly statement delivered by Purchaser to the Originator commencing upon receipt of the first such billing to and including Maturity (whether at the stated Maturity Date, upon acceleration or otherwise). Originator shall pay to Purchaser a Loan Purchasing Fee on Loans purchased hereunder and held by Purchaser in warehouse from the date purchased to but not including the day of payment in the amount billed by Purchaser to Originator calculated on the principal amount of Loans purchased from Originator and held by Purchaser in warehouse during the monthly computation period. The Loan Purchasing Fee shall be calculated at the Prevailing Purchasing Fee Rate, but if payment is not received by Purchaser on or before the 20th day of the month (or if the 20th is a Saturday, Sunday or holiday, the next succeeding business day), a Late Purchasing Fee will be charged from the 21st day of the month (or if the 21st is a Saturday, Sunday or holiday, the next succeeding business day) to but not including the date of payment in the amount billed to Originator by Purchaser.

     (e) Take-Out Purchase. Originator shall provide to Purchaser at the time of
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each Loan purchase a Take-Out Purchase Commitment at a specified price and from a Qualified Take-Out Purchaser. Originator may at any time before Purchaser has resold the Loan repurchase any Loan at the Book Account Amount or substitute another Take-Out Purchaser to purchase the Loan at the Book Account Amount. The Originator shall receive the excess of any Take-Out Purchaser Price received by Purchaser in excess of the Book Account Amount after subtraction of all obligations due and outstanding from Originator to Purchaser. Originator shall itself repurchase any Loan at the

                                      1.

Book Account Amount or pay any shortfall to Purchaser if the Take-Out Purchaser fails to purchase the Loan by the date specified in the original Loan Purchase Request. Originator shall itself, upon the demand of Purchaser, immediately repurchase any Loan at the Book Account Amount if said Loan ceases at any time to qualify as an Eligible Mortgage Loan Purchaser shall deliver Loans to the Take-Out Purchaser, specified by Originator, by a bailee letter in the form attached to this Agreement as Exhibit II. Originator guarantees payment by the Take-Out Purchaser and agrees that delivery of Loans to the Take-Out Purchaser under the bailee letter shall be at the risk of Originator and Purchaser shall assume no liability for loss caused by late delivery of said Loans or any other cause. If for any reason the Take-Out Purchaser fails to remit all or part of the Take-Out Purchase price to Purchaser when due under the bailee letter, Originator shall forthwith remit the balance or all of the book Account Amount to Purchaser and Purchaser shall assign its rights under the bailee letter to Originator.

     (f) Servicing of Loans. Originator agrees to act as agent and trustee for
         ------------------
Purchaser to collect, immediately segregate and deposit in trust accounts for the benefit of Purchaser and Purchaser's principals, successors, heirs and assigns all principal, interest, taxes and insurance payments due under Loans sold to Purchaser and otherwise to service Loans sold to Purchaser in conformity with all requirements of federal and state law and regulation and with sound commercial practice. Originator shall have no power or authority to amend, modify or waive any payments due or any terms and conditions of any Loans sold to Purchaser. Originator shall upon demand from Purchaser at any time and no less than monthly disburse to Purchaser, in aggregate, all interest and principal in said trust accounts, but disbursement will not be demanded if the Loan Purchasing Fee is received, in full, as prescribed in (d) above. Payments of taxes and interest fees in such trust accounts shall not be used to pay the Loan Purchasing Fee. Originator is hereby authorized to deduct and to pay itself at the end of each month after performance of servicing the servicing fees fixed and agreed to by Purchaser in writing but shall have no rights to offset or withhold any funds collected on Loans sold to Purchaser, nor to disburse any funds from said segregated accounts to Originator for any purpose (except for servicing fees as hereinabove provided) except by express, written authority from Purchaser before each credit to Originator or disbursement to Originator. Purchaser reserves the right at any time, but in any event upon default of Originator, to transfer the servicing of the Loans to any other Person.

     (g) Time and Place of Payments. All payments shall be made in lawful money
         --------------------------
of the United States of America in immediately available funds. If any payment required to be made by Originator hereunder becomes due and payable on a day other than a business day, the due date thereof shall be extended to the next succeeding business day and a Loan Purchasing fee shall be payable at the applicable rate during the extension. Payments required shall be made to Purchaser at its principal office or such other office or depository as Purchaser shall from time to time designate.

     (h) Post-Maturity Fee. Any Obligations not paid when due (whether at the
         -----------------
stated Maturity Date, upon acceleration or otherwise) shall incur a fee from the date due until paid in full at a per annum rate equal to four percent (4%) above the Prevailing Purchasing Fee Rate in lieu of the Prevailing Purchasing Fee Rate.

     (i) Fees. In addition to the Loan Purchasing Fee hereinabove provided,
         ----
Originator shall pay to Purchaser promptly all other Required fees when due.

     (j) Computation. All computations of fees and interest payable hereunder
         -----------
shall be based upon a year of 360 days for the actual number of days elapsed.

     (k) Fidelity Bonds and Insurance. Originator shall maintain fidelity bonds
         ----------------------------
and policies of insurance in form and substance satisfactory to Purchaser insuring itself and Purchaser and the principals, successors, and heirs and assigns of Purchaser, in the greater amount of $500,000 or that required by FNMA in Section 1.01 of the FNMA Guaranteed Mortgage Backed Securities Sellers' and Servicers' Guide against loss or damage from any breach of fidelity by Originator or any officer, director, employee or agent of Originator, and against any loss or damage from loss of destruction of documents, theft, misappropriation, or errors or omissions.

2.   Mark-To-Market Requirement; Security; Guaranties; Additional Documents.
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     (a) Mark-to-Market Requirement. Purchaser shall calculate from time to time
         --------------------------
the Warehouse Value of Eligible Mortgage Loans purchased from Originator and held by Purchaser in warehouse. In addition to all other payment obligations of the Originator hereunder, upon written demand of Purchaser from time to time the Originator shall deposit with Purchaser as security for Originator's Obligations cash (or other collateral satisfactory to Purchaser in the absolute discretion of Purchaser) in the amount by which the Book Account Amount of the Eligible Mortgage Loans purchased from Originator and held in warehouse exceeds the Warehouse Value of said loans plus the Allowed Discrepancy.

                                      2.

     (b)  Security; Security Agreements; Guaranties.  As additional support for
          -----------------------------------------
the Obligations, Originator agrees to execute and deliver to Purchaser a Security Agreement pursuant to which Originator shall grant to Purchaser a first priority security interest in and lien upon all servicing rights in loans sold by Originator to Purchaser and in any other Collateral required under this Agreement or related documents and to cause to be executed and delivered to Purchaser such additional Security Agreements, Guaranties, Uniform Commercial Code Form 1 Financing Statements and other documents as Purchaser may require, as more particularly set forth in the Commitment Letter (the "Additional Collateral Documents").

     (c)  Further Documents.  Originator agrees to execute and deliver or cause
          -----------------
to be executed and delivered to Purchaser from time to time such confirmatory or supplementary forward purchase agreements, repurchase agreements, security agreements, financing statements or other documents, instruments or agreements as Purchaser may in its sole discretion request, which are in Purchaser's judgment necessary or appropriate to obtain for Purchaser the benefit of the Loans purchased, the Take-Out Purchase Commitment, the repurchase commitment or other Obligations of Originator.

3.   Conditions to Purchasing a Loan.
     -------------------------------

     (a)  First Purchase.  As conditions precedent to Purchaser's obligation to
          --------------
purchase the first Loan hereunder:

          (1) Originator shall have delivered to Purchaser in form and substance satisfactory to Purchaser:

               (i)   a duly executed copy of the Commitment Letter;

               (ii)  a duly executed copy of this Agreement;

               (iii) a duly executed copy of the Additional Collateral Documents and all other guaranties, security agreements, financing statements and other documents, instruments and agreements, properly executed, deemed necessary or appropriate by Purchaser, in its sole discretion, to vest title to the Loans and all security for Loans in Purchaser free of all prior liens and encumbrances and to create in Purchaser a perfected first security interest in and lien upon any Collateral;

               (iv) such applications to enter into a Master Mortgage Loan Purchasing Agreement, financial statements, corporate resolutions and authorizations and such information regarding the Originator, any Guarantors and its or their business, operations and conditions (financial and otherwise) as Purchaser may request:

               (v) An irrevocable appointment of CT Corporation as Company's agent for service of process as required under paragraph 8(f) of this Agreement.

          (2) All acts, conditions and things (including without limitation the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Purchasing Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

          (3) All documentation in connection with the transaction contemplated by the Loan Purchasing Documents, including without limitation documentation for corporate and legal proceedings, shall be satisfactory in form and substance to Purchaser and its counsel.

     (b)  All Loans.  As conditions precedent to Purchaser's purchase of any
          ---------
Loan hereunder, including the first Loan, Originator shall have delivered to Purchaser a Loan Purchase Request and any required documents and at and as of the date of the Loan Purchase Request and the date of funding thereof Originator represents and warrants that:

          (1) The representations and warranties of the Originator contained in the Loan Purchasing Documents shall be true and complete in all material respects;

          (2) There shall not have occurred an Event of Default or Potential Default; and


                                      3.

          (3) Following the funding of the Loan purchase, the aggregate of Loans held by Purchaser in warehouse shall not exceed the limitation of Paragraph 1 (a) above.

     (c) As conditions precedent to Purchaser's purchase of any loan hereunder, including the first Loan, Originator shall deliver on or before the date of the first Purchase and on a calendar quarterly basis thereafter a completed certificate of compliance in form of Exhibit III hereto.

4.   Representations and Warranties of Originator.  As an inducement to
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Purchaser to enter into this Agreement and to purchase Loans as provided herein,
Originator represents and warrants to Purchaser that:

     (a)  Take-Out Purchase Commitment.  Each Take-Out Purchase Commitment is a
          ----------------------------
bona fide current, unused and unexpired commitment made by a Qualified Take-Out Purchaser, under which said Person agrees, prior to or on the expiration thereof, upon the satisfaction of certain terms and conditions therein, to acquire such Loan, which commitment is not subject to any term or condition which is not customary in commitments of like nature or which, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof.

     (b)  Financial Condition.  The financial statements of the Originator,
          -------------------
respectively dated the Statement Date and the Interim Date, copies of which have heretofore been furnished to Purchaser, are complete and correct and present fairly the consolidated and consolidating financial condition of the Originator and its consolidated Subsidiaries at such dates and the consolidated and consolidating results of their operations and changes in financial position for the fiscal periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Neither the Originator nor any of its consolidated Subsidiaries have any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment which is material and which is not reflected in such financial statements, including the notes related thereto.

     (c)  No Change.  Since the Statement Date there has been no material
          ---------
adverse change in the business, operations, assets or financial or other condition of the Originator or of the Originator and its consolidated Subsidiaries taken as a whole, or of the Originator's parent organization or of Guarantors of the Originator.

     (d)  Corporate Existence; Compliance with Law.  The Originator and each
          ----------------------------------------
Subsidiary:

          (1) Is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation and each jurisdiction in which its ownership of property or conduct of business requires such qualification;

          (2) Has the corporate power and authority and the legal right to own and operate its property and to conduct its business in the manner in which it does and proposes so to do; and

          (3)  Is in compliance with all Requirements of Law.

     (e)  Corporate Power; Authorization; Enforceable Obligations.  The
          -------------------------------------------------------
Originator has the corporate power and authority and the legal right to make, deliver and perform under the Loan Purchasing Documents and to sell and perform hereunder and has taken all necessary corporate action to authorize such selling on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Purchasing Documents. The Loan Purchasing Documents have each been duly executed and delivered on behalf of the Originator and constitute legal, valid and binding obligations of the Originator, enforceable against the Originator in accordance with their respective terms.

     (f)  No Legal Bar.  The execution, delivery and performance of the Loan
          ------------
Purchasing Documents, the selling hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Originator.

     (g)  No Material Litigation.  Except as disclosed by the Originator to
          ----------------------
Purchaser in writing prior to the date of the Commitment Letter, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Originator, threatened by or against the Originator or any of its Subsidiaries or against any of the Originator's or any such Subsidiary's properties or revenues which, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of the Originator or any Subsidiary.


                                      4.

     (h)  Taxes.  The Originator and each Subsidiary have filed or caused to be
          -----
filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property.

     (i)  Investment Company Act.  The Originator is not an "investment company"
          ----------------------
or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (j)  Subsidiaries.  The Originator has delivered to Purchaser an accurate
          ------------
and complete list of all existing Parents, Affiliates, and Subsidiaries of the Originator, their respective jurisdictions of incorporation, the percentage of their capital stock owned by the Originator or other Parents, Affiliates, or Subsidiaries; all of the issued and outstanding shares of capital stock of the Parents, Affiliates, and Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     (k)  Federal Reserve Board Regulations.  Neither the Originator nor any of
          ---------------------------------
its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" of any "margin stock" within the respective meanings of such terms under Federal Reserve Board Regulation U. No part of the proceeds of any loan purchase hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by Purchaser, the Originator will furnish a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. Originator also warrants that no part of the proceeds of the borrowing hereunder will be used by it for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Bond of Governors.

     (l)  ERISA.  The Originator and each Subsidiary are in compliance in all
          -----
material respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by the Originator or any Subsidiary.

     (m)  Securities Acts.  Originator has not issued any unregistered
          ---------------
securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. Originator is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

     (n)  Pension Liabilities.  The Company has no existing or contingent
          -------------------
liabilities for pensions or to the PBGC which are not reflected in full on the Company's liabilities in the Financial Statement on the Statement Date and the Interim Date.

5.   Affirmative Covenants.  The Originator hereby covenants and agrees with the
     ---------------------
Purchaser that, as long as any Obligations remain unpaid or Purchaser has any obligation to purchase Loans hereunder, the Originator shall:

     (a)  Financial Statements.
          --------------------

          (1) Within ninety (90) days after the last day of each fiscal year, Originator shall cause a firm of independent certified public accountants of nationally recognized standing acceptable to Purchaser in its sole discretion to forward directly to Purchaser financial statements (consolidated and consolidating) showing the financial position of the Originator and its Subsidiaries on such date and the related consolidated and consolidating statements of operation, changes in stockholders' equity and cash flow for the year ended on such date. Originator shall certify that the Originator has responsibility for the preparation, integrity and reliability of the financial statements and related financial information, that the financial statements were prepared in accordance with GAAP and prevailing practices of the mortgage banking industry and include necessary judgments and estimates by management. The independent public accountants in their cover letter shall acknowledge that they are forwarding the financial statements of Originator to Purchaser for the benefit of Purchaser, its principals, successors and assigns. The independent public accountants shall certify that they have audited the financial statements in accordance with GAAS and shall express the opinion that the financial statements present fairly in all material respects the consolidated and consolidating position of the Originator and its subsidiaries as of the date of the financial statement and the results of operations, cash flows and consolidated and consolidating financial position of Originator in conformity to GAAP.

          (2) Within forty-five (45) days after the last day of each of the Originator's four (4) fiscal quarters, Originator shall submit to Purchaser consolidated financial statements showing the consolidated financial position and results of operations of the Originator and its Subsidiaries as of and for the period from the beginning of


                                      5.

the current fiscal year to such date, together with a certificate executed by the principal financial officer or principal accounting officer or treasurer of Originator certifying that, to the best of its knowledge, such financial statements were prepared in conformity with GAAP consistently applied (subject to year-end audit adjustments) and present fairly the financial position of the Originator and its Subsidiaries, and the results of operations as of the end of such period and for the period then ended.

     (b)  Reports; Other Information. Furnish or cause to be furnished to
          --------------------------
Purchaser:

          (1) Promptly, such additional financial and other information, including, without limitation, financial statements and/or personal income tax returns of Guarantors, as Purchaser may from time to time reasonably request.

     (c)  Payment of Obligations. Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, defaulted or accelerated, as the case may be, all its Obligations, except Obligations being contested in good faith and for which provision is made to the satisfaction of Purchaser for the payment thereof in the event the Originator is found to be obligated to pay such Obligation and which Obligation is thereupon promptly paid by the Originator.

     (d)  Maintenance of Existence. Maintain all rights, privileges, licenses,
          ------------------------
approvals and franchises necessary or desirable in the normal conduct of its business, and comply with all Contractual Obligations and Requirements of Law.

     (e)  Inspection of Property; Books and Records; Discussions. Keep proper
          ------------------------------------------------------
books of record and account in which full, accurate and complete entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Purchaser to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Originator and its Subsidiaries, with its independent certified public accountants and with the Guarantors.

     (f)  Notices. Promptly give notice to Purchaser of:
          -------

          (1) The occurrence of any Event of Potential Default or Event of Default;

          (2) Any litigation or proceeding affecting the Originator, any Subsidiary or the Collateral which could have a material adverse effect on the Collateral or the business, operations, property or financial or other condition of the Originator or any Subsidiary; and

          (3) A material adverse change in the business, operations, property or financial or other condition of the Originator or any Subsidiary.

     (g)  Expenses.  Pay all reasonable out-of-pocket expenses of Purchaser
          --------
(including fees and disbursements to counsel) incident to the transactions contemplated by the Loan Purchasing Documents including, but not limited to, any amendments to or waivers of the provisions of the Loan Purchasing Documents, the protection of the rights of Purchaser under the Loan Purchasing Documents, the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency liquidation, reorganization, moratorium or other proceedings involving the Originator, and the reasonable fees and disbursements to counsel of Purchaser in connection with the preparation of the Loan Purchasing Documents. The Obligations of the Originator under this Paragraph 5(g) shall survive payment of the Obligations.

     (h)  Loan Purchasing Documents.  Comply with and observe all terms and
          -------------------------
conditions of the Loan Purchasing Documents.

     (i)  Properties.  The Originator has good and marketable title to all of
          ----------
its properties and assets and, with the exception of properties acquired by foreclosure or by deed in lieu of foreclosure, none of the assets of the Originator is subject to any mortgage, pledge, title retention lien, security interest or encumbrance, except for those expressly permitted herein.

     (j)  Independence of Covenants.  Give independent effect to all covenants
          -------------------------
hereunder so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of another covenant shall not avoid the occurrence of an Event of Default or Potential Default.

                                      6.

6.  Negative Covenants. The Originator hereby agrees that, as long as any
    ------------------
Obligations remain unpaid or Purchaser has any obligation to purchase Loans hereunder, the Originator shall not, directly or indirectly:

    (a) Liens. Create, incur, assume or suffer to exist, any Lien upon the Loans
        -----
or, except as disclosed to and approved by Purchaser in writing, upon any servicing rights of the Originator or its rights to payment on account thereof.

    (b) Fundamental Changes. Change the essential nature of its business from
        -------------------
that conducted on the date of this Agreement, or enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, a substantial portion of its business or assets or acquire by purchase or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, make any change in its present method of conducting business, or make any change in its existing management structure.

    (c) Sale of Assets. Convey, sell, lease, assign, transfer or otherwise
        --------------
dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business as presently conducted; provided, however, that in no event shall the Originator sell, transfer or otherwise dispose of any part of its servicing portfolio without the prior written consent of Purchaser if the amount so sold, when aggregated with all such transactions within the preceding twelve (12) month period, equals fifteen percent (15%) or more in dollar amount of the Originator's remaining servicing portfolio. In no event shall Originator allow any agency such as FNMA, GNMA, FHLMC, or HUD, private investor, or any other party to seize or take control of its servicing portfolio for breach of any servicing agreement applicable to such servicing portfolio.

    (d) Dividends, Etc. Declare or pay any dividends, purchase or otherwise
        --------------
acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value stock of the Originator, except that the Originator may:

        (1) Declare and deliver dividends and distributions payable in common stock of the Originator,

        (2) Purchase or otherwise acquire shares of its capital stock with the proceeds received from the issue of new shares of its capital stock; and

        (3) Declare or pay cash dividends to its stockholders and purchase or otherwise acquire shares of its own outstanding capital stock for cash in excess of the percentage of net income of the Originator and its Subsidiaries as set forth in Commitment Letter and computed on a cumulative consolidated basis.

    (e) Equity Base. Permit the Originator's Equity Base to be less than the
        -----------
Minimum Permitted Equity Base at any time.

    (f) Tangible Net Worth. Permit the Originator's Tangible Net Worth to be
        ------------------
less than the Minimum Permitted Tangible Net Worth at any time.

    (g) Debt to Net Worth. Permit the ratio of the Originator's consolidated
        -----------------
Debt to its Tangible Net Worth to exceed the Permitted Debt to Tangible Net Worth Ratio at any time.

    (h) Debt to Equity Base. Permit the ratio of the Originator's consolidated
        -------------------
Debt to its Equity Base to exceed the Permitted Debt to Equity Base Ratio at any time.

    (i) Permitted Current Ratio. Permit the Originator's Permitted Current Ratio
        -----------------------
to fall below the limit set in the Commitment Letter at any time.

    (j) Guaranties. Not guarantee, endorse, assume, become surety for, indemnify
        ----------
or otherwise in any way become or be responsible for the obligations of any other Person except:

        (a) endorsements of negotiable instruments for deposit or collection in the ordinary course of business; and

                                      7.

           (b) obligations incurred in connection with the sale of Loans owned by Originator in the ordinary course of business of Originator.

     (k)   Leases.  Not enter into or permit to exist any arrangement involving
           ------
the leasing from any Lessor of real or personal property (or any interest therein) except under:

           (a) leases of automobiles, office furniture and equipment, and computer and related equipment used in the ordinary course of business of Originator; and

           (b)  leases of offices occupied by Originator.

     (l)   VA Guaranties and FHA Insurance. Not commit or suffer to be committed
           -------------------------------
any act which would invalidate the guarantee of the Veterans Administration ("VA") or insurance by the Federal Housing Administration ("FHA") or cause any impairment to the validity of or priority of the lien securing any Loan pledged to the Purchasers hereunder, as applicable.

     (m)   Maintenance of Qualifications.  Not commit or suffer to be committed
           -----------------------------
any act which would adversely affect its eligibility participate as an FHA approved mortgagee, as an approved lender under the VA guarantee program or as an approved seller-servicer of mortgage notes to FNMA, GNMA, and to FHLMC in the FHLMC regions in which it operates, or its eligibility to issue Mortgage-backed Securities or to service the mortgage pools formed with respect to Mortgage-backed Securities, as applicable.

     (n)    Insurance.  Allow the fidelity bonds and policies of insurance
            ---------
required under Paragraph 1(k) to lapse for non-payment of premiums or for any other reason or fail to review such bonds or insurance.

7.  Events of Default.  Upon the occurrence of an Event of Default under
    -----------------
Paragraphs 7(a) and 7(f) below and, in all other cases, at the option of Purchaser, Purchaser's obligation to purchase Loans hereunder shall terminate and/or all Obligations shall become immediately due and payable. The following events shall be "Events of Default":

     (a) The Originator shall fail to pay any of the Obligations on the date when due; or

     (b) Any representation or warranty made by the Originator in any Loan Purchasing Document or in connection with any Loan Purchasing Document shall be inaccurate or incomplete in any respect on or as of the date made; or

     (c) The Originator or any Subsidiary shall default in the observance or performance of any other agreement contained in Paragraphs 4,5, or 6 above; or

     (d) The Originator or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days; or

     (e) The Originator or any Subsidiary shall default in any payment of principal of or interest on any Obligation or any other event shall occur, the effect of which is to cause the maturity of such Obligation to be accelerated prior to its stated maturity; or

     (f)  Bankruptcy, Insolvency or other Proceedings.
          -------------------------------------------

          (1) The Originator or any Subsidiary or any Guarantor shall commence any case, proceeding or other action

               (i) Under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief in respect to it or its debts, or

               (ii) Seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or
          (2) The Originator or any Subsidiary or any Guarantor shall make a general assignment for the benefit of its creditors; or

                                      8.

        (3) There shall be commenced against the Originator or any Subsidiary or any Guarantor any case, proceeding or other action of a nature referred to in clause f(1) above which

             (i) Results in the entry of an order for relief or any such adjudication or appointment; or

             (ii) Remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

        (4) There shall be commenced against the Originator or any Subsidiary or any Guarantor any case, proceeding or other action seeking similar issuance of a warranty of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

        (5) The Originator or any Subsidiary or any Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause f(1), f(2), f(3) or f(4) above; or

        (6) The Originator or any Subsidiary or any Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

   (g) (1) Any person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan; or

        (2) Any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or

        (3) A Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of Purchaser, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten (10) days after notice of such Reportable Event pursuant to
Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten (10) days after commencement thereof, as the case may be, or

        (4) Any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or

        (5) Any withdrawal liability to a Multiemployer Plan shall be incurred by the Originator or any Commonly Controlled Entity, or

        (6) Any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, could subject the Originator or any Subsidiary to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Originator or any Subsidiary; or

   (h) One or more judgments or decrees shall be entered against the Originator or any Subsidiary involving claims not paid or not fully covered by insurance and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from entry thereof; or

   (i) Any of the Guarantors shall fail to perform any of its obligations under its guaranty of the Obligations or shall notify Purchaser of its intention to rescind, modify, terminate or revoke its guaranty with respect to future transactions or otherwise; or

   (j) Ten percent (10%) or more by number or dollar amount of Loans shall cease to be Eligible Mortgage Loans during any consecutive fifteen (15) day period and shall not be replaced by additional Loans constituting Eligible Mortgage Loans.

   (k) Any agency such as FNMA, GNMA, FHLMC, or HUD, or private investor, or any other party shall seize or take control of Originator's servicing portfolio for breach of any servicing agreement applicable to such servicing portfolio, or for any other reason whatsoever.

                                      9.

8.   Miscellaneous Provisions.
     ------------------------

     (a)  Independence of Parties.  Nothing herein shall be deemed or construed
          -----------------------
to create a partnership or joint venture between the parties hereto and each party hereto is an independent contractor except insofar as Originator acts as agent and trustee for Purchaser and the successors and assigns of Purchaser in servicing Loans.

     (b)  Representations, Warranties.  This Agreement, the Commitment Letter,
          ---------------------------
the Security Agreement, the Guaranties and other documents required herein merge all previous negotiations and agreements, constitute the entire agreement between the parties and may be amended or modified only by a writing duly signed by Purchaser. Purchaser has made no representations, warranties or agreements, written or oral, express or implied other than expressly set forth in the documents described.

     (c)  Loan Purchases after Maturity Date.  Originator acknowledges that all
          ----------------------------------
obligation of Purchaser to purchase loans from originator shall without any additional notice from Purchaser cease and terminate on the Maturity Date stated in the Commitment Letter, and that said Maturity Date may be extended only by a written extension duly signed by Purchaser in its absolute discretion and without any obligation to extend the Maturity Date. If Purchaser buys Loans from Originator after said Maturity Date without execution of any extension or new or modified Agreement (in the absolute discretion of Purchaser and without any obligation to purchase Loans after Maturity Date), Originator expressly agrees that all terms and conditions of this Agreement shall apply to any such Loan purchased by Purchaser, provided, however that Purchaser shall have the right at any time and from time to time after Maturity Date to notify Originator that Purchaser will discontinue purchasing Loans in any amount from Originator thirty
(30) days after delivery of written notice to Originator, or if notice of termination is given by United States mail, thirty-five (35) days after mailing (whichever date first occurs) and Originator acknowledges and agrees that Purchaser may discontinue purchasing Loans in any amount from and after said 30 or 35 days.

     (d)  Rejection of Eligible Mortgage Loan.  If Purchaser refuses to purchase
          -----------------------------------
a Loan which turns out to be an Eligible Mortgage Loan, and all other conditions of this Agreement are complied with, Purchaser agrees to pay Originator damages at the rate of two percent per annum times the unpaid principal amount of the Eligible Mortgage Loan from date of rejection by Purchaser for a period of 90 days or until the date that the Loan is sold or funded by a mortgage warehouse facility elsewhere or to the Maturity Date specified in the Commitment Letter, whichever date first occurs. If Purchaser terminates the entire Agreement for Default and it is later determined that no such Default in fact occurred, Purchaser shall pay Originator damages at the rate of two percent per annum times the unpaid principal amount of any Eligible Mortgage Loan from date it is offered to Purchaser for a period not exceeding 90 days from date of offer of said Loan to Purchaser or until it is sold or funded by a mortgage warehouse facility elsewhere or to the Maturity Date specified in the Commitment Letter, whichever date first occurs. To induce Purchaser to enter into this Agreement, Originator covenants and agrees that, in event of breach of this Agreement by Purchaser, damages will be difficult to fix and shall be limited to the damages calculated as specified in this paragraph, and that Purchaser and its principals and assigns shall have no further or other liability to Originator for general, special, consequential or punitive damages or otherwise.

     (e)  Resolution of Disputes by References.  The parties to this Agreement
          ------------------------------------
covenant and agree that any dispute, whether in tort or contract or of any other nature, arising out of or related to the Loan Documents, or their interpretation, application or performance, or out of the relationship between the parties shall be determined by a reference pursuant to California Code of Civil Procedure (S)638(1). The reference shall be a general reference of all issues of fact and law and the person appointed shall have the power to enter all interlocutory and final orders (including orders to deliver possession of collateral or funds) and to decide all issues of law and fact without a jury. Until a referee has been appointed and has accepted the reference the Superior Court shall have jurisdiction to appoint receivers, issue writs and grant any other interim relief which may be necessary or proper. The referee shall be a retired California Superior Court Judge selected by agreement of the parties or if they fail to agree by the Superior Court of the State of California, Contra Costa County upon application of either party with 24 hours notice in writing or by telefax to the other party. Discovery shall be allowed according to California Code of Civil Procedure (S)(S)2016, et seq. Each party shall pay one half of the fees of the referee so appointed, of the court reporter, and of the rental of hearing room daily in advance. The party prevailing shall recover its entire costs and attorney's fees. If neither party prevails in full, the person appointed referee shall allocate the costs and attorney's fees of the parties in accordance with his sound discretion. The parties agree that the proceedings will be conducted in Contra Costa County, California, USA and waive any objections to jurisdiction and venue. The action may not be removed to the United Stated District Court. An appeal from the orders or judgments entered by the person appointed shall lie to the California Court of Appeal, as specified in Code of Civil Procedure (S)645.


                                      10.

     (f)  Agent for Service of Process.  Originator shall irrevocably appoint CT
          ----------------------------
Corporation System of 818 W. Seventh Street, Los Angeles, CA 90017 (or its successor or assignee) as its agent for service of process to receive service of all process, including without limitation thereto summons, complaints, writs, injunctions, motions and orders, in connection with any dispute arising under the Loan Documents or out of the relationship between the parties. Originator shall bear the cost of such appointment and shall not rescind same while the Loan Documents are in force and effect or any Obligations remain unpaid. This Agreement, and the Loan Documents, are entered into by Purchaser in reliance upon such irrevocable appointment.

     (g)  Assignment.  The Originator may not assign its rights or obligations
          ----------
under this Agreement without the prior written consent of Purchaser. Purchaser is entering into this Agreement and the Loan Purchasing Documents as agent for one or more principals. Originator acknowledges, consents and agrees that all representations, covenants and warranties in this Agreement and the related Loan Purchasing Documents shall inure to the benefit of Purchaser and each principal as its interest may appear from time to time and any and all assignees, transferees or participants. Originator agrees to save Purchaser and hold Purchaser harmless from any claim arising out of or related in any way to this Agreement and the Loan Purchasing Documents by any such principals, heirs, successors or assigns.

     (h)  Disclosure.  The Originator consents and agrees that Purchaser may
          ----------
disclose to any other financial institution and to any prospective or actual successors or assigns financial statements, Loan Purchase Requests, credit reports, credit ratings and any and all other information in the possession of or available to Purchaser relating to the Originator and that Purchaser shall not be liable to Originator for any error, omission or inaccuracy in any of the foregoing. Originator agrees to hold Purchaser harmless and to defend and indemnify Purchaser against any claims by or liabilities to Originator or to any such financial institution or successor or assign of Purchaser arising out of or related to any disclosure by Purchaser related to Originator and/or breach by Originator of any representation or warranty, affirmative covenant, negative covenant or other Event of Default or Potential Default, or other breach by Originator of this Agreement or any related agreement.

     (i)  Amendment.  This Agreement may not be amended or in any manner
          ---------
modified by an oral agreement, whether or not such oral agreement is supported by a new consideration. This Agreement may not be amended or in any manner modified unless such amendment or modification is in writing and signed by Purchaser and the Originator. This Agreement, The Security Agreement and all related Loan Purchasing Documents are for the sole benefit of Purchaser and Originator and may be amended, modified or canceled at any time or from time to time without consultation or consent of any other entity.

     (j)  Cumulative Rights; No Waiver.  The rights, powers and remedies of
          ----------------------------
Purchaser hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Originator and Purchaser relating hereto, at law, in equity or other wise. Any delay or failure by Purchaser to exercise any right, power or remedy shall not constitute a waiver thereof by Purchaser, and no single or partial exercise by Purchaser of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

     (k)  Entire Agreement.  This Agreement and the documents and agreements
          ----------------
referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     (l)  Survival.  All representations, warranties, covenants and agreements
          --------
herein contained on the part of the Originator shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full, or longer, as expressly provided herein.

     (m)  Notices.  All notices given by either party to the other shall be in
          -------
writing, delivered personally, by facsimile, or by depositing the same in the United States mail, or by overnight delivery, certified, with postage prepaid, addressed to the party at the address set forth in the Commitment Letter. Either party may change the address to which notices are to be sent by notice of such change to the other party given as provided herein.

     (n)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California without giving effect to its choice of law provisions.

     (o)  Independent Legal Advice; Originator.  Originator represents, warrants
          ------------------------------------
and agrees that it has received independent legal advice from independent counsel of its choice with respect to the advisability of making the agreements provided for in this Agreement and the related Loan Purchasing Documents, and with respect to the


                                      11.

advisability of executing this Agreement and the Loan Purchasing Documents. Originator has not relied upon any statement, representation or promise of Purchaser (or of any officer, agent, employee, representative, or attorney for such other party) in executing this Agreement or the Loan Purchasing Documents, except as expressly stated in this Agreement.

     (p)  Section Titles.  The section titles contained in this Agreement shall
          --------------
be without substantive meaning or content of any kind whatsoever and shall not govern the interpretation of any of the provisions of this Agreement.

     (q)  Reliance by Purchaser.  All covenants, agreements, representations and
          ---------------------
warranties made herein by Originator shall, notwithstanding any investigation by Purchaser, be deemed to be material to and to have relied upon by Purchaser and shall survive the execution and delivery of the Agreement.

     (r)  Counterparts;  Effectiveness:  This Agreement and any amendments,
          ----------------------------
waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the written or telephoned notification of such execution and authorization of delivery thereof has been received by Purchaser.

9.  Definitions.  For purposes of this Agreement, the terms set forth below
    -----------
shall have the following meanings:

    "Acceptable Jurisdiction" shall have the meaning set forth in the
     -----------------------
Commitment Letter.

    "Additional Collateral Documents" "Additional Collateral Documents" shall
     -------------------------------
consist of the Security Agreements, Guaranties, Uniform Commercial Code Financing Statements, Assignments, Pledges and other instruments evidencing a security interest in Purchaser which may be required by the Agreement, Commitment Letter or related documents.

    "Additional Purchase Facilities" shall mean, collectively and severally,
     ------------------------------
each and every purchase facility made available by Purchaser to and for the account of the Originator the documentation for which recites that such purchase facility is intended to be an Additional Purchase Facility hereunder.

    "Agreement" shall mean this Agreement, as the same may be amended, extended
     ---------
or replaced from time to time, including the Commitment Letter.

    "Allowed Discrepancy" shall have the meaning given to it in the Commitment
     -------------------
Letter.

    "Available Deposits" shall mean those net free collected balances in the
     ------------------
Originator's non-interest-bearing accounts and impound accounts maintained with Purchaser, or with another financial institution acceptable to Purchaser and under written agreement with Purchaser (computed after deduction of amounts required to compensate Purchaser for services rendered and deduction of amounts required by Purchaser to be maintained on deposit as reserves, determined in accordance with Purchaser's standard system of analysis for similar accounts). Purchaser reserves the right to cancel the availability of the benefits of "Available Deposits" at any time in its sole discretion.

    "Book Account Amount" shall have the meaning given to it in paragraph 1 (c)
     -------------------
of this Agreement.

    "Certificate of Compliance" shall mean a request in the form of Exhibit III
     -------------------------
attached to this Agreement as such form may be amended from time to time by Purchaser to a form and substance acceptable to Purchaser.

    "Collateral" shall have the meaning set forth in the Security Agreement.
     ----------

    "Commitment Letter" shall mean any letter of most recent date from time to
     -----------------
time addressed to the Originator and duly executed by Purchaser and the Originator, referencing this Agreement and setting forth the specifics of certain terms and provisions thereof.

    "Commonly Controlled Entity" of a Person shall mean a Person, whether or not
     --------------------------
incorporated, which is under common control with such Person within the meaning of Section 414(c) of the Internal Revenue Code.

    "Construction Mortgage Loan" shall mean a Loan the proceeds of which are
     -------------------------
being advanced by Purchaser to enable the Obligor to construct or to cause to be constructed improvements on the real property securing such Loan.

                                      12.

     "Contact Office" shall mean that office of Purchaser set forth in the
      --------------
Commitment Letter.

     "Contractual Obligation" as to any Person shall mean any provision of any
      ----------------------
security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Current Assets" shall mean those assets set forth in the consolidated
      --------------
balance sheet of the Originator, prepared in accordance with GAAP, as current assets, defined as those assets that are now cash or will by their terms or disposition be converted to cash within one year of the Statement Date or the Interim Date.

     "Current Liabilities" shall mean those liabilities set forth in the
      -------------------
consolidated balance sheet of the Originator, prepared in accordance with GAAP, as current liabilities, defined as those liabilities due upon demand or within one year of the Statement Date or the Interim Date.

     "Current Ratio" shall mean the sum of the amounts set forth in the
      -------------
consolidated balance sheet of the Originator, prepared in accordance with GAAP, on the Statement Date or the Interim Date as Current Assets, divided by the sum of the amounts set forth as Current Liabilities.

     "Debt" of any Person shall mean
      ----

          (a) Indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss.

          (b) Obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person or entity otherwise assures a creditor against loss.

          (c) Unfunded vested benefits under each Plan maintained for employees of such Person, and

          (d) All amounts in the Book Account plus outstanding Loan Purchasing Fees.

     "Document Certification Letter" shall mean a certification letter in form
      -----------------------------
and substance acceptable to Purchaser.

     "Draft Account" shall mean that account of the Originator described in the
      -------------
Commitment Letter maintained in the Originator's name alone with the depository institution designated by Purchaser from time to time.

     "Eligible Mortgage-Backed Security" shall mean a Mortgage-Backed Security
      ---------------------------------
which, if guaranteed by any Person, conforms in all respects under the guaranty thereof as to the timely payment of the principal and interest on such Mortgage-Backed Security and as to which no proceeds have been paid under such guaranty, or, if not subject to the guaranty of any Person, has never been delinquent as to any payment of principal or interest thereunder.

     "Eligible Mortgage Loan" shall mean a Loan with respect to which each of
      ----------------------
the following statements shall be accurate and complete (and the Originator by including such Mortgage Loan in any computation of the Warehouse Value shall be deemed to so represent and warrant to Purchaser at and as of the date of such computation):

          (a) Said Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its term,

          (b) Said Loan is genuine, in all respects as appearing on its face or as represented in the books and records of the Originator, and all information set forth therein is true and correct,

          (c) Said Loan is free of default of any party thereto (including the Originator), counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise,

          (d) No payment under said Loan is past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage),

                                      13.

          (e) Said Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any material respect and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein, except to the extent disclosed to the Purchaser, in writing,

          (f) Said Loan has, in all respects as required by and in accordance with all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, fair credit reporting, equal credit opportunity and disclosure laws applicable in connection with the origination of such Loan been complied with, and the consummation of the transaction contemplated by this Agreement, including the receipt of interest by Purchaser, shall not result in a violation of any such laws,

          (g) All advance payments and other deposits on said Loan have been paid in full, and no part of said sums have been loaned, directly or indirectly, by the Originator to the Obligor, and other than as disclosed to Purchaser in writing there have been no prepayments on said Loan (except for loans made in connection with buy-downs in the ordinary course of business),

          (h) At all times said Loan (with the exception of the Property) will be free and clear of all liens, encumbrances, charges, rights and interests of any kind, except in favor of Purchaser, and except in the case of a Take-Out Purchase Commitment in the ordinary course of business,

          (i) The Property covered by said Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of said Loan with the Originator named as loss payee thereon,

          (j) The Property covered by said Loan is free and clear of all liens, encumbrances, charges, rights and interests of any kind except of the Originator (which has assigned any and all such liens, encumbrances, charges, rights and interests to Purchaser) or disclosed in a title policy, preliminary title report or lot book guaranty delivered to Purchaser concurrently with the delivery of the Loan or otherwise approved by Purchaser in writing,

          (k) The Property covered by said Loan is located in an Acceptable Jurisdiction,

          (l) Unless otherwise provided in the Commitment Letter, said Loan is covered by a Take-Out Purchase Commitment which is in full force and effect and is in full compliance therewith,

          (m) The date of the promissory note is no earlier than six months prior to the date said Loan is first included in the Warehouse Value,

          (n) Said Loan has not been included in the Warehouse Value for a period of time in excess of the Permissible Warehouse Period,

          (o) Said Loan conforms in all respects to the description of "Types of Eligible Mortgage Loans" set forth in the Commitment Letter, and

          (p) In the event the Loan is a Conventional Residential Mortgage Loan, and the Loan-to-Value Ratio of said Loan is between ninety percent (90%) and ninety-five percent (95%), between eighty-five (85%) and ninety percent (90%), or between eighty percent (80%) and eighty-five percent (85%), said Loan is the subject of a mortgage guaranty insurance policy in favor of the Purchaser covering not less than twenty-two percent (22%), seventeen percent (17%), or twelve percent (12%), respectively, and no less than the amount required by the Qualified Take-Out Purchaser, of the original principal of the underlying promissory note.

          (q) In the event the Loan is a Construction Mortgage Loan, the Loan-to-Value Ratio thereof does not exceed seventy-five percent (75%).

          (r) With respect to said Construction Mortgage Loan the Originator holds in its files the following documents:

          1.  Plans and specifications approved by permanent lender or insurer.
          2.  Itemized cost breakdown of improvements.
          3.  Performance Bond and Assignment of Contract.
          4.  Construction Contract.
          5.  Regular site inspect reports.
          6.  Financial information on general contractor.

                                      14.

          (s) Unless otherwise approved by Purchaser in writing, said Construction Mortgage Loan is underwritten in conformity with FNMA or FHLMC requirements.

          (t) Said Loan is underwritten by the Originator to standards acceptable to HUD, VA, FNMA, FHLMC, or Qualified Take-Out Purchaser.

          (u) The Originator in determining the appraised fair market value of said Loan is required to use state licensed appraisers acceptable to Purchaser. Said appraiser shall have no interest, direct or indirect, in the mortgaged property, or in any loan made on the security thereof, and said appraiser's compensation shall not be affected by the approval or disapproval of the Loan.

     "Equity Base" shall mean at any date the sum of
      -----------

          (a) Tangible Net Worth, plus

          (b) Three quarters of One percent [(0.75) . (1%)] of the aggregate outstanding principal balance of the Originator's mortgage loan servicing portfolio (internally generated or acquired by purchase) which is not pledged as security on any other debt or obligation.

     "Equity Base Test Report" shall mean a report in form and substance
      -----------------------
acceptable to Purchaser.

     "Event of Default" shall have the meaning set forth in Paragraph 7 above.
      ----------------

     "Event of Potential Default" shall mean any event which with the passage of
      --------------------------
time or the failure to cure shall become an Event of Default.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
the same may from time to time be supplemented or amended.

     "FHA" shall mean the Federal Housing Administration and any successor
      ---
agency.

     "FHLMC" shall mean the Federal Home Loan Mortgage Corporation and any
      -----
successor agency.

     "FNMA" shall mean the Federal National Mortgage Association and any
      ----
successor agency.

     "GAAP" shall mean generally accepted accounting principles in the United
      ----
States of America in effect from time to time.

     "GAAS" shall mean generally accepted auditing standards in the United
      ----
States of America in effect from time to time.

     "GNMA" shall mean the Government National Mortgage Association and any
      ----
successor agency.

     "Governmental Authority" shall mean any nation or government, any state or
      ----------------------
other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantors" shall mean guarantors of the Obligations described more
      ----------
particularly in the Commitment Letter.

     "Indebtedness" of any Person shall mean all items of indebtedness which, in
      ------------
accordance with generally accepted accounting principles and practices, would be included in determining liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed and capitalized lease obligations, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

     "Interim Date" shall have the meaning set forth in the Commitment Letter.
      ------------

     "Late Purchasing Fee" shall mean the outstanding Loan Purchasing Fee on the
      -------------------
20th day of the month times the Late Purchasing Fee Rate.

                                      15.

     "Late Purchasing Fee Rate" The Reference Rate plus the rate of four percent
      ------------------------
(4%) per year.

     "Libor" shall have the meaning given to the term in the Pricing Schedule
      -----
attached to the Commitment Letter.

     "Lien" shall mean any security interest, mortgage, pledge, lien, claim,
      ----
charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Loan" shall mean a real estate secured loan, made by the Originator to an
      ----
Obligor or acquired by the Originator, including, without limitation:

          (a) A promissory note and related deed of trust (or mortgage) and/or security agreements;

          (b) All guaranties and insurance policies, including, without limitation, all mortgage and title insurance policies and all fire and extended coverage insurance policies and rights of the Originator to return premiums or payments with respect thereto;

          (c) All right, title, and interest of the Originator in the Property covered by said deed of trust (or mortgage); and

          (d) The Take-Out Purchase Commitment, if any, related thereto.

     "Loan Purchase Limit" The Loan Purchase Limit is the maximum aggregate
      -------------------
principal specified in the Commitment Letter of Loans to be purchased from Originator which Purchaser will hold in warehouse at any one time.

     "Loan Purchase Request" shall mean a request in the form of Exhibit I
      ---------------------
attached to this Agreement as such form may be amended from time to time by Purchaser to a form and substance acceptable to Purchaser.

     "Loan Purchasing Documents" shall mean this Agreement, the Commitment
      -------------------------
Letter, the Security Agreement, the Additional Collateral Documents, and any other documents, instrument or agreement executed by the Originator in connection therewith.

     "Loan Purchasing Fee" The Loan Purchasing Fee is the fee specified in the
      -------------------
Commitment Letter to be charged by Purchaser to Originator from time to time for purchasing Loans.

     "Loan-to-Value Ratio" shall mean,
      -------------------

          (a) With respect to any Residential Mortgage Loan, the ratio of the aggregate indebtedness secured by such Property (including the indebtedness represented by such Residential Mortgage Loan) to the lesser of the appraised fair market value or sales price of the subject Property at the date the loan represented by such Residential Mortgage Loan was made, and

          (b) With respect to any Construction Mortgage Loan, the ratio of the aggregate indebtedness secured by such Property (including the indebtedness represented by such Construction Mortgage Loan) to the projected appraised fair market value of the subject property after completion of the improvements to be constructed thereon with the proceeds of such Construction Mortgage Loan.

     "Maturity Date" shall mean the date set forth in the Commitment Letter (as
      -------------
such date may be expressly extended from time to time in writing by Purchaser).

     "Minimum Permitted Equity Base" shall have the meaning set forth in the
      -----------------------------
Commitment Letter.

     "Minimum Permitted Tangible Net Worth" shall have the meaning set forth in
      ------------------------------------
the Commitment Letter.

     "Mortgage-Backed Security" shall mean a pass-through mortgage-backed
      ------------------------
certificate, guaranteed by a governmental agency or other Person or otherwise meeting the requirements of "Types of Eligible Collateral" set forth in the Commitment Letter.

                                      16.

     "Multiemployer Plan" as to any Person shall mean a Plan of such Person
      ------------------
which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Obligations" shall mean any and all debts, fees, obligations and
      -----------
liabilities of the Originator to Purchaser (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Purchasing Documents.

     "Obligor" shall mean the individual or individuals obligated to pay the
      -------
indebtedness which is the subject of a Mortgage Loan.

     "Parent" shall mean a person or entity which owns all or part of the stock
      ------
or equity interest in the Originator.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established
      ----
pursuant to Subtitle A of Title IV of ERISA.

     "Permissible Warehouse Period" shall mean for any Eligible Mortgage Loan
      ----------------------------
the earlier of the period of time set forth in the Commitment Letter or 10 days following the expiration of the applicable Take-Out Purchase Commitment, if any.

     "Permitted Current Ratio" shall have the meaning set forth in the
      -----------------------
Commitment Letter.

     "Permitted Debt to Equity Base Ratio" shall have the meaning set forth in
      -----------------------------------
the Commitment Letter.

     "Permitted Debt to Tangible Net Worth Ratio" shall have the meaning set
      ------------------------------------------
forth in the Commitment Letter.

     "Person" shall mean any corporation, natural person, firm, joint venture,
      ------
partnership, trust, unincorporated organization, government or any department or agency of any government.

     "Plan" shall mean as to any Person, any pension plan that is covered by
      ----
Title IV of ERISA and in respect of which such Person is an "employer" as defined in Section 3(5) of ERISA.

     "Potential Default" shall mean an event which but for the lapse of time or
      -----------------
the giving of notice, or both, would constitute an Event of Default.

     "Prevailing Purchasing Fee Rate" The Prevailing Purchasing Fee Rate is the
      ------------------------------
rate specified in the Commitment Letter to be charged by Purchaser to Originator for purchasing loans.

     "Proceeds" shall mean whatever is receivable or received when a Loan or
      --------
Collateral or proceeds is sold, collected, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

     "Property" shall mean the real property, including the improvements
      --------
thereon, and the personal property (tangible and intangible) which are encumbered as collateral security for a Loan.

     "Purchase Price" shall mean the original loan purchase price specified in
      --------------
the Loan Purchase Request.

     "Qualified Take-Out Purchaser" A Qualified Take-Out Purchaser is a
      ----------------------------
purchaser to be specified by Originator who is qualified under the terms and conditions stated in the Commitment Letter or otherwise acceptable to Purchaser in its absolute discretion.

     "Reference Rate" shall mean the rate of interest announced publicly by
      --------------
First Collateral Services, Inc. from time to time at its Walnut Creek, California, Executive Offices.

     "Reportable Event" shall mean a reportable event as defined in Title IV of
      ----------------
ERISA, except actions of general applicability by the Secretary of Labor under
Section 110 of ERISA.

     "Required Fees" Required Fees are fees required to be paid by Originator
      -------------
under the Master Mortgage Loan Purchasing Agreement or other agreement between Originator and Purchaser.


                                      17.

     "Requirements of Law" shall mean as to any Person the certificate of
      -------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Residential Mortgage Loan" shall mean a Loan the proceeds of which were
      -------------------------
advanced to enable the Obligor (or its predecessor if the Loan has been assumed by the present Obligor) to acquire a 1-4 unit family residence.

     "Security Agreement" shall mean a security agreement in form and substance
      ------------------
acceptable to Purchaser.

     "Single Employer Plan" shall mean as to any Person any Plan of such Person
      --------------------
which is not a Multiemployer Plan.

     "Statement Date" shall have the meaning set forth in the Commitment Letter.
      --------------

     "Subsidiary" shall mean any corporation in which more than fifty percent
      ----------
(50%) of the stock which has, by the terms thereof, ordinary voting power to elect the board of directors, managers or trustees of the corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) shall, at the time as of which any determination is being made, be owned by the Originator, either directly or through Subsidiaries.

     "Take-Out Purchase Commitment" Originator shall provide Purchaser with a
      ----------------------------
valid and enforceable agreement from a Qualified Take-Out Purchaser acceptable to Purchaser to purchase the Loan at a time and for a price acceptable to Purchaser as specified in the Take-Out Purchase Commitment.

     "Tangible Net Worth" shall mean the sum of the amounts set forth on the
      ------------------
consolidated balance sheet of the Originator, prepared in accordance with GAAP as:

          (a) The par or stated value of all outstanding common stock and preferred stock; and

          (b)  Paid-in capital and retained earnings, less the sum of:

               (1) Goodwill, including any amounts (however designated on such balance sheet) representing the cost of acquisitions of subsidiaries in excess of underlying tangible assets,

               (2) Patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease, and deferred charges (including, but not limited to unamortized debt discount and expense, organizational expenses), and

               (3) Loans receivable by Originator from parents, affiliates, subsidiaries, or Commonly Controlled Entities, or officers, directors, and holders of stock in Originator, parents, affiliates or subsidiaries or other Commonly Controlled Entities.

               (4) Any amounts (however designated on the Consolidated Balance Sheet of the Originator) allocated to the purchase of the Originator's servicing portfolio or any part thereof, or any amounts (however designated on such balance sheet) attributable to the capitalization of servicing fees in excess of the cost of servicing.

     "VA" shall mean the Veterans Administration and any successor agency.
      --

     "Warehouse" Loans in Warehouse consist of the aggregate principal amount
      ---------
of Loans purchased by Purchaser from Originator and held by Purchaser at any time in portfolio, until said Loans are either sold or repurchased.

     "Warehouse Value"  Originator acknowledges that Loans are bought and sold
      ---------------
in various open markets and that prices for mortgage loans change from moment to moment based upon the prevailing interest rate and other conditions. Originator expressly agrees that the Warehouse Value is the fair market value of Eligible Mortgage Loans in warehouse estimated by Purchaser in its reasonable discretion at any time and from time to time based upon regular business reports from Telerate, Reuters or other financial services. In the event of any difference of opinion regarding Warehouse Value, Originator may request an appraisal of the Warehouse Value and consents and agrees that the Warehouse Value may be fixed by any person or institution named by Purchaser provided that such person is a bank, financial institution or broker regularly dealing in the purchase and sale of mortgage loans. Originator shall

                                      18.

pay all fees and costs in connection with such appraisal of Warehouse Value. Originator shall deposit with Purchaser the amount of any cash or other security demanded by Purchaser based on Purchaser's estimate of Warehouse Value pending completion of appraisement of the Warehouse Value by such bank, financial institution or broker specified by Purchaser.

     "Warehouse Value Certificate" shall mean a certificate by Originator in
      ---------------------------
form and substance acceptable to Purchaser warranting the Warehouse Value of Loans in warehouse.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                           ORIGINATOR:     SUTTER MORTGAGE CORPORATION,
                                           A CALIFORNIA CORPORATION


                                           By:  /s/ RONALD MORCK
                                              ----------------------------
                                              RONALD MORCK
                                              PRESIDENT


                           PURCHASER:      FIRST COLLATERAL SERVICES, INC.,
                                           a California corporation


                                           By:  /s/ MICHAEL D. McAULEY for
                                              ----------------------------
                                              WILLIAM G. CELERI
                                              VICE PRESIDENT


                                           BY:  /s/ LYNDON C. MERKLE
                                              ----------------------------
                                              LYNDON C. MERKLE
                                              SENIOR VICE PRESIDENT & CFO



                                      19.

                                   EXHIBIT I

                             LOAN PURCHASE REQUEST

Company:
Street:
City/State:

To First Collateral Services, Inc.:


Our Loan Number ______________________

Mortgagor       ______________________

Co-Mortgagor    ______________________


Note Date       ______________________  Note Amount    _________________________

Note Rate       ______________________  Note Term Yrs. _________________________


State Where Property Located       _______________________

Acquisition Cost (Par less Pts.)   _______________________

Commitment Price/Yield             _______________________


The Take-Out Purchase is:

             Name                  _____________________________________________

             Address               _____________________________________________

                                   _____________________________________________

                                   _____________________________________________


             Commitment No.        ______________________

             The Purchase Date is  ______________________


Loan Description:  Type of Program (FHA 203b, 245, etc.; VA; Conv. Fixed, ARM,
                   GPM, etc.)


FHA________      VA________     CONV________    2ND T/D________     OTHER_______


We hereby request that you purchase the above described loan for the amount of $__________________________.

Of the above advance please credit our account with $__________________. You are authorized to pay check #_______________ in the amount of $____________. You are authorized to wire $____________________ as per our wiring instructions.

                                      20.

The following documents are enclosed:

ALL LOANS REQUIRE

                                                                                     Check
    Original Mortgagor's note endorsed in blank and riders                           _____
    Certified copy of Deed of Trust                                                  _____
    Executed Assignment of D/T in favor of First Collateral Services, Inc.           _____
    Copy Preliminary Title Report                                                    _____
    Copy Escrow instructions with Funding Statement                                  _____
    Copy Insured Closing Protection Letter (Loans closed outside Title Co.)          _____
    Application - typed                                                              _____
    Copy Investor Credit Package Approval / (all non-conforming loans)               _____
    Copy Credit report                                                               _____
    Copy Appraisal                                                                   _____
    Copy Hazard Insurance Policy/Certificate                                         _____
    Copy Private Mortgage Insurance Certificate                                      _____
    Copy Underwriters approval                                                       _____
    Copy Investor Commitment                                                         _____
    Copy Funding Check/Wire Instructions                                             _____

IN ADDITION CONVENTIONAL LOANS REQUIRE

    Copy Transmittal Summary - FNMA 1008                                             _____

IN ADDITIONAL GOVERNMENT LOANS REQUIRE

    Mortgage credit analysis - HUD 92900 - WS                                        _____
    Request for insurance - HUD 54111                                                _____
    Direct Endorsement - HUD 54113                                                   _____
    Certificate of Commitment - HUD 92900.4                                          _____

We represent and warrant that as of this date and the date of purchase the representations and warranties in the Loan Purchasing Documents are true in all material respects, that no Event of Default or Potential Default shall have occurred, that the Warehouse Value does not exceed the limits in the Loan Purchasing Documents, that the Loan is an Eligible Mortgage Loan and that we hold in our files all required disclosure statements, verification of employment and settlement instructions (HUD I). The original recorded Deed of Trust, Policy of Title Insurance, FHA, VA or PMI certificate, Settlement Instructions (HUD I), Flood Insurance (if applicable), Sales Contract, and Termite Report will be furnished to you within 60 days.


                               Very truly yours,

                               By:
                                      ------------------------------------

                               Title:
                                      ------------------------------------

                               Date:
                                      ------------------------------------

                                      21.

                                  EXHIBIT II

                        FIRST COLLATERAL SERVICES, INC.
                        1340 Treat Boulevard, Suite 480
                          Walnut Creek, CA 94596-7581

Date:                                 Mortgage Company:
                                      Investor:

                                 BAILEE LETTER

First Collateral Services, Inc. hereby conditionally tenders to you as bailee and agent for First Collateral the notes and related complete files for mortgage loans on the following schedule:



You have the option to purchase the mortgage loans within 30 days from this date on condition that you wire the proceeds of said purchase to:

                    Citibank, N.A.
                    Telegraphic Abbrv: Citibank NYC
                    ABA #021000089
                    First Collateral Services, Inc.
                    Credit Acct# 3685-7444
                    Text Line One: Customer's Name & Acct #
                    Text Line Two:


Upon receipt of proceeds by First Collateral we agree that the conditions of delivery will have been satisfied and that you will be discharged of further obligation to us as bailee and agent for First Collateral as to said notes.

First Collateral has purchased the mortgage loans from the mortgage company named above and delivers the mortgage loans to you in bailment pursuant to a forward purchase commitment to said mortgage company and at the instruction of said mortgage company but does not assume or agree to perform any obligation to you of said mortgage company.

Unless and until you buy and pay for each loan, First Collateral shall retain full ownership thereof and you shall hold possession of each loan and the documentation evidencing the same as agent and bailee for and on behalf of First Collateral.

In the event any of these loans is unacceptable to you or if you fail to complete purchase and payment within 30 days, you as bailee and agent must return such mortgage loan and its file to First Collateral only at its Walnut Creek address.

                                   Sincerely,

                                   First Collateral Services, Inc.

                                   By:   _______________________________________


                                   Name: _______________________________________
                                                Collateral Control Clerk

                                      22.

                                  EXHIBIT III


                           CERTIFICATE OF COMPLIANCE
                          (To be submitted Quarterly)


        Originator SUTTER MORTGAGE CORPORATION certifies to PURCHASER FIRST COLLATERAL SERVICES, INC. that it has conducted an investigation of its books and records and that it is on the date of this Certificate and has been during the last quarter in compliance with the following requirements of the Master Mortgage Loan Purchasing Agreement (the "Agreement") dated AUGUST 26, 1993, between Originator and Purchaser:

        All affirmative and negative covenants contained in paragraphs 4, 5, and 6 of the Agreement.

        Originator specifically represents and warrants to Purchaser that it is in compliance with the Agreement in that as of the date of this certificate:

    1.  Its Equity Base is _____________________________________.

    2.  Its Tangible Net Worth is ______________________________.

    3.  Its Debt to Net Worth ratio is _________________________.

    4.  Its Debt to Equity Base ratio is _______________________.

    5.  Its Current Ratio is ___________________________________.

    6. It has maintained all qualifications and licenses as required by Paragraph 6(m) of the Agreement; and

    7.  No Event of Default or Potential Default has occurred.


Dated:  August 27, 1993


                                  SUTTER MORTGAGE CORPORATION


                                  By: Ronald Morck
                                      _______________________
                                  Name:   Ronald Morck
                                  Title:  President


                                      23.